Trans Union Corporation
     555 West Adams Street
     Chicago, IL  60661

          Re:    Data Center Management Agreement
                 between Trans Union Corporation ("Trans Union")
                 and Acxiom Corporation ("Acxiom") dated July 27,
                1992

     Gentlemen:

          This letter is written in conjunction with the execution by Trans Union and Acxiom, concurrently with the execution of this letter, of a certain Agreement to Extend and Amend Data Center Management Agreement (the "Amendment"). In further consideration of the mutual promises, undertakings, relinquishments of rights, and other considerations contained in the Amendment, Acxiom and the undersigned shareholders of Acxiom hereby promise, agree, and confirm that our letter to you dated July 27, 1992 (a copy of which letter is attached hereto as Schedule A), in which we agreed to use our best efforts to cause the election to the Board of Directors of Acxiom one person specified by Trans Union, shall be amended so as to increase to two (2) persons, the number of persons specified by Trans Union whom Acxiom and the undersigned shareholders shall use their best efforts to elect to the Board of Directors of Acxiom. Specifically, said letter is hereby deemed amended so that, as amended, it shall read as set forth in Schedule B hereto.

                                  Very truly yours,

                                  /s/ Charles D. Morgan, Jr.
                                  ------------------------------
                                  Charles D. Morgan, Jr.,
                                  individually and as direct
                                  owner of certain shares
                                  formerly held in the Voting
                                  Trust dated September 30, 1983


                                  /s/ Rodger S. Kline
                                  ------------------------------
                                  Rodger S. Kline


                                  /s/ James T. Womble
                                  ------------------------------
                                  James T. Womble

                                  ACXIOM CORPORATION


                                  By:  /s/ Charles D. Morgan, Jr.
                                  ------------------------------
                                  President
     Dated August 31, 1994